    As filed with the Securities and Exchange Commission on May 6, 2002
                                                    Registration No. 333-______

================================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20549

                           ------------------------------

                                       FORM S-8
                               Registration Statement
                          Under the Securities Act of 1933

                           ------------------------------

                                    SURGICARE, INC.
               (Exact name of Registrant as specified in its charter)

               DELAWARE                                   58-1597246
    (State or other jurisdiction                       (I.R.S. Employer
         of incorporation or                         Identification Number)
           organization)

     12727 KIMBERLY LANE, SUITE 200                   CHARLES S. COHEN
         HOUSTON, TEXAS 77024                  12727 KIMBERLY LANE, SUITE 200
             (713) 973-6675                          HOUSTON, TEXAS 77024
   (Address, including zip code, and                    (713) 973-6675
     telephone number, including             (Name, address, including zip code,
      area code, of registrant's               and telephone number, including
     principal executive offices)              area code, of agent for service)


                     Financial Consulting Services Agreement

                              (Full Title of the Plan)

                              ------------------------

                                      COPY TO:
                                Thomas C. Pritchard
                              Brewer & Pritchard, P.C.
                             Three Riverway, Suite 1800
                                Houston, Texas 77056
                                Phone (713) 209-2950
                                 Fax (713) 659-2430

                              ------------------------

                             CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                   PROPOSED          PROPOSED
         TITLE OF                                   MAXIMUM           MAXIMUM            AMOUNT OF
      SECURITIES TO BE           AMOUNT BEING    OFFERING PRICE       AGGREGATE         REGISTRATION
        REGISTERED              REGISTERED(1)     PER SHARE(2)     OFFERING PRICE(2)        FEE
------------------------------------------------------------------------------------------------------
 Common Stock, par value
 $0.005 per share.............      58,000            $1.95             $113,100           $10.41
------------------------------------------------------------------------------------------------------
 TOTAL                                                                                     $10.41
======================================================================================================

------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the high and low prices of the Common Stock as reported by the American Stock Exchange on May 3, 2002.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Surgicare, Inc. ("Company" or "Registrant") with the Securities and Exchange Commission are incorporated in this Form S-8 by reference:

         1. The Company's annual report for the fiscal year end December 31, 2001;

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since the end of the fiscal year covered by the document referred to in
              (1) above; and

         3. The description of the Company common stock which is contained in the registration statement or amendment to any registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicate that all shares of common stock offered have been sold or that deregister all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part of it from the date of filing of the documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Principals of Brewer & Pritchard, P.C. own 8,620 shares of Company common stock pursuant to this registration statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's by-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the fullest extent permitted by Delaware law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

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

EXHIBIT NO.              IDENTIFICATION OF EXHIBIT
-----------              -------------------------
 4.1(1)  --  Certificate of Designation, Powers, Preferences and Rights of
             Series A Redeemable Preferred Stock
 4.2(1)  --  Common Stock Specimen
 5.1(2)  --  Opinion Regarding Legality
10.1(2)  --  Financial Consulting Services Agreement
23.1(2)  --  Consent of Counsel (included in Exhibit 5.1)
23.2(2)  --  Consent of Weinstein Spira & Company, independent public accountants

---------------------
(1) Incorporated by reference from the Registrant's Registration Statement on Form 10-SB on August 20, 1999.
(2)  Filed with this Form S-8.

ITEM 9.  UNDERTAKINGS

       (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                         Provided, however, that paragraphs (a)(1)(i) and
                         (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of April 2002.

                                 SURGICARE, INC.


                                 By: /s/ DAVID BLUMFIELD
                                    -------------------------------------------
                                    David Blumfield, Co-Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                    Title                                   Date
---------                    -----                                   ----
/s/ DAVID BLUMFIELD          Chairman, President, and                April 23, 2002
------------------------     Co-Chief Executive Officer
David Blumfield


/s/ CHARLES COHEN            Director, Co-Chief Executive            April 30, 2002
------------------------     Officer and Chief Operating Officer
Charles Cohen


/s/ ROBERT HORN              Director and Chief Financial Officer    April 30, 2002
------------------------
Robert Horn


/s/ JEFFREY PENSO            Director and Vice President             April 30, 2002
------------------------
Jeffrey Penso


/s/ SHERMAN NAGLER           Director and Secretary                  April 29, 2002
------------------------
Sherman Nagler


/s/ MICHAEL MINEO            Director and Treasurer                  April 30, 2002
------------------------
Michael Mineo


/s/ BRUCE MILLER             Director                                April 30, 2002
------------------------
Bruce Miller


/s/ JAMES DIRE               Director                                April 30, 2002
------------------------
James Dire